 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1995

                                       REGISTRATION STATEMENT NO. 33-62085
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-56615
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                         AND POST EFFECTIVE AMENDMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                         LEHMAN BROTHERS HOLDINGS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              13-3216325
   (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                               ---------------



                                                 THOMAS A. RUSSO, ESQ.
       3 WORLD FINANCIAL CENTER                3 WORLD FINANCIAL CENTER
       NEW YORK, NEW YORK 10285                NEW YORK, NEW YORK 10285
            (212) 526-7000                          (212) 526-7000
  (ADDRESS, INCLUDING ZIP CODE, AND     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
   TELEPHONE NUMBER, INCLUDING AREA      TELEPHONE NUMBER, INCLUDING AREA CODE,
    CODE, OF REGISTRANT'S PRINCIPAL               OF AGENTFOR SERVICE)
          EXECUTIVE OFFICES)
                                   Copy to:
       RAYMOND W. WAGNER, ESQ.         JENNIFER MARRE, ESQ. LEHMAN BROTHERS
     SIMPSON THACHER & BARTLETT            INC. 3 WORLD FINANCIAL CENTER
 425 LEXINGTON AVENUE NEW YORK, NEW          NEW YORK, NEW YORK 10285
             YORK 10017

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE AND DISTRIBUTION TO THE
PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]
  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933 OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]
  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]
  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                               PROPOSED
                                                              PROPOSED         MAXIMUM
                                                              MAXIMUM         AGGREGATE       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      AGGREGATE PRICE      OFFERING      REGISTRATION
        TO BE REGISTERED           REGISTERED(1)(2)(3)(4)     PER UNIT      PRICE(2)(3)(5)    FEE(4)(6)
---------------------------------------------------------------------------------------------------------
    Debt Securities and
     Preferred Stock, par
     value $1.00 per                                                                             U.S.
     share.................            $3,000,000,000           (3)         $3,000,000,000    $1,034,483

-------------------------------------------------------------------------------
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(1) This Registration Statement also relates to offers and sales of Securities in connection with market-making transactions by and through Lehman Brothers Inc., a wholly-owned subsidiary of the Registrant.
(2) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a foreign currency unit, such amount as shall result in aggregate gross proceeds equivalent to U.S. $3,000,000,000 to the Registrant at the time of initial offering, or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of U.S. $3,000,000,000 to the Registrant.
(3) Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Price Per Unit and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities.

(4) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus herein also relates to $1,196,600,000 of debt securities of the Registrant registered under Registration Statement No. 33-56615. A filing fee of $412,624 in respect of such securities was paid on November 23, 1994 upon the filing of such Registration Statement.

(5) Estimated solely for calculating the registration fee.

(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                               ---------------

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO REGISTRATION STATEMENT NO. 33-56615 PREVIOUSLY FILED WITH THE COMMISSION ON FORM S-3 AND DECLARED EFFECTIVE DECEMBER 13, 1994. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-56615.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS     Subject to Completion, dated October 25, 1995

                         LEHMAN BROTHERS HOLDINGS INC.

                                DEBT SECURITIES
                                PREFERRED STOCK

                                  -----------

  Lehman Brothers Holdings Inc. ("Holdings") may offer from time to time unsecured debt securities (the "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness in one or more series at an aggregate initial public offering price not to exceed U.S. $4,196,600,000 (or the equivalent thereof if any of the Debt Securities are denominated in a foreign currency or currency unit), or (ii) shares of preferred stock, par value $1.00 per share (the "Offered Preferred Stock" and, together with the Debt Securities, the "Securities"), in one or more series at an aggregate initial offering price not to exceed U.S.$3,000,000,000, or, subject to such limitations, any combination of the foregoing, in each case at prices and on terms to be determined at the time of sale.

  Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Securities, the initial offering price, the net proceeds to the Company from the sale thereof and any listing on a securities exchange. The Prospectus Supplement will also set forth, among other matters, the following with respect to the particular
Securities: (i) in the case of Debt Securities, the title, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption or sinking fund provisions and any conversion or exchange rights and (ii) in the case of Offered Preferred Stock, the designation, number of shares, liquidation preference, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange rights.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
   REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Securities will be sold either through underwriters, dealers or agents, or directly by Holdings. The applicable Prospectus Supplement sets forth the names of any underwriters or agents (which may include Lehman Brothers Inc., a subsidiary of Holdings ("Lehman Brothers")) involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts or number of shares, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

  This Prospectus together with the applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

                                  -----------

                             AVAILABLE INFORMATION

  Holdings is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Holdings' Common Stock is listed on the New York Stock Exchange, Inc. (the "Exchange") and the Pacific Stock Exchange Inc. (the "PSE"). Holdings' 8 3/4% Notes Due 2002 and Holdings Medium-Term Note, Series E, Due September 20, 1996 are listed on the Exchange. Holdings' $55 Million Serial Zero Coupon Senior Notes Due May 16, 1998, FT-SE Eurotrack 200 Index Call Warrants expiring June 4, 1996, 7 1/4% Oracle Yield Enhanced Equity Linked Debt Securities SM due 1996, 6 1/2% Amgen Yield Enhanced Equity Linked Debt Securities Due 1997, Japanese Yen Bear Warrants Expiring March 5, 1996, Global Telecommunications Stock Upside Note Securities SM Due 2000, 9 1/8% Micron Yield Enhanced Equity Linked Debt Securities Due 1997, AMEX Hong Kong 30 Index Call Warrants and Regional Bank Stock Upside Note Securities SM Due 1996 are listed on the American Stock Exchange, Inc. (the "ASE"). Reports and other information concerning Holdings may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005, at the offices of the ASE, 86 Trinity Place, New York, New York 10006 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.


  Holdings has filed with the SEC registration statements on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statements.
                               ----------------


                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

    (1) Holdings' Transition Report on Form 10-K for the eleven months ended November 30, 1994.

    (2) Holdings' Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 1995, May 31, 1995 and August 31, 1995.

    (3) Holdings' Current Reports on Form 8-K dated January 6, 1995, March 24, 1995, June 28, 1995 and September 21, 1995.

  Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements or this Prospectus.
  Holdings will provide without charge to each person, including any beneficial owner of any of the Securities, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mary Jo Capko, the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 27th Floor, New York, New York 10285 (telephone (212) 526-
0660).

                                  THE COMPANY

  Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London, Tokyo, Hong Kong and Singapore are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin and South America.

  The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

  Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                USE OF PROCEEDS

  Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of the Securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of the Company for each of the four years in the period ended December 31, 1993, the eleven months ended November 30, 1994 and the nine months ended August 31, 1995:

                                                      ELEVEN MONTHS       NINE MONTHS
          YEAR ENDED DECEMBER 31                          ENDED              ENDED
     -------------------------------------------      NOVEMBER 30,        AUGUST 31,
     1990      1991         1992         1993             1994               1995
     ----      ------       -----        ------       -------------       -----------
       *         1.03           *          1.00           1.03               1.03

  Earnings were inadequate to cover fixed charges and would have had to increase approximately $766 million in 1990 and $247 million in 1992 in order to cover the deficiencies for the respective periods.

  In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of the Company for each of the four years in the period ended December 31, 1993, the eleven months ended November 30, 1994 and the nine months ended August 31, 1995:

                                                      ELEVEN MONTHS       NINE MONTHS
          YEAR ENDED DECEMBER 31                          ENDED              ENDED
     ------------------------------------------       NOVEMBER 30,        AUGUST 31,
     1990      1991         1992         1993             1994               1995
     ----      ------       -----        -----        -------------       -----------
       *         1.02           *            *            1.02               1.03

* Earnings were inadequate to cover fixed charges and would have had to increase approximately $814 million in 1990, $295 million in 1992 and $27 million in 1993 in order to cover the deficiencies for the respective periods.

  In computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.
                         DESCRIPTION OF DEBT SECURITIES


  The Debt Securities will constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993 and as of August 1, 1995 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be issued under an indenture between Holdings and Chemical Bank, Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statements of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture. GENERAL

  Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since Holdings, as a holding company, does not have any significant assets other than the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions. Except as described under "Limitations on Liens" and "Consolidation, Merger and Sale of Assets", neither Indenture affords holders of Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect holders of Debt Securities.

  Since the Debt Securities will be obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

  Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event Holdings must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; (16) the terms and conditions, if any, pursuant to which such Debt Securities may be converted or exchanged for other securities of Holdings or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Debt Securities are payable at the election of Holdings or the holder thereof, in securities or other property; and (18) other terms of the Debt Securities.

  If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

  One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

SENIOR DEBT

  The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") will rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

  The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases,
(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt, (ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section 1401). The Prospectus Supplement related to a particular series of Subordinated Debt will set forth the amount of Senior Debt then outstanding. The Subordinated Indenture does not limit the amount of Senior Debt or other indebtedness that may be issued.

  Upon the failure to pay the principal or premium, if any, on Senior Debt when due or upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof, interest thereon, if any, and other amounts due in connection therewith shall first be paid in full, before any payment is made on account of the principal, premium, if any, or interest, if any, on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of the redemption, sinking fund or analogous provisions in the Subordinated Indenture. (Subordinated Indenture Section 1402). Upon any distribution of assets of Holdings pursuant to any dissolution, winding up, liquidation or reorganization of Holdings, payment of the principal, premium, if any, and interest, if any, on the Subordinated Debt will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. (Subordinated Indenture Section 1403). By reason of such subordination, in the event of insolvency, creditors of Holdings who are holders of Senior Debt may recover more ratably than the holders of Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof, unless an applicable Prospectus Supplement provides with respect to a series of Debt Securities that such series of Debt Securities will be issued in whole or in part as Bearer Securities and/or in different denominations. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

  In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

  Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

  Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

  In the event of any redemption in part, Holdings shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

  Unless otherwise indicated in an applicable Prospectus Supplement, as contemplated under "Description of Securities--General", payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

  The principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named in an applicable Prospectus Supplement. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002).

  All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

  The specific terms of the depository arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

  Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security in registered form, the Depository for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by Holdings, if such Debt Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depository for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

  The Company expects that the Depository for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The

Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  A Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security in registered form is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series in registered form, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Registered Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Registered Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section 305). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

  If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for:
(i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof (with certain exceptions) representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a permanent Global Security in bearer form may, on the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, for definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security or by a temporary Global Security in bearer form of the same series, such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

  So long as any Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least pari passu with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

  The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of September 30, 1995, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers International (Europe), Lehman Brothers Japan Inc., Lehman Brothers U.K. Holdings (Delaware) Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

  The following are Events of Default under each Indenture: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due;
(b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings. (Section 501). Each Indenture may be amended without the consent of Holders to provide for additional Events of Default with respect to any series of Debt Securities then outstanding. In addition, prior to the issuance of any series of Debt Securities, there may be additions to or modifications or deletions of the Events of Default described above with respect to such series of Debt Securities. Any such additions, modifications or deletions will be specified in an applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502). For information as to waiver of defaults, see "Meetings, Modification and Waiver." Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section
512). Holdings will be required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

  Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

  If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section 1009).

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902).

  The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section
1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture,
(ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

  Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

  Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

  Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable

Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

  Business and other relationships (including other trusteeships) between, on the one hand, Holdings and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

                     DESCRIPTION OF OFFERED PREFERRED STOCK

  The following is a description of certain general terms and provisions of the Offered Preferred Stock. The particular terms of any series of any such Offered Preferred Stock will be described in an applicable Prospectus Supplement. If so indicated in such a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  The summary of terms of any Offered Preferred Stock contained in this Prospectus and in an applicable Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Holdings' Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), filed as an exhibit to the Registration Statements of which this Prospectus is a part, and the certificate of designations relating to such series of Preferred Stock (the "Certificate of Designation"), the form of which is filed as an exhibit to the Registration Statement and which will be filed with the Secretary of State of Delaware, at or prior to the time of issuance of such series of Preferred Stock.

GENERAL

  The Restated Certificate of Incorporation authorizes the issuance of 38,000,000 shares of Preferred Stock, $1.00 par value per share. As of September 30, 1995, there were 13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), 8,000,000 shares of Cumulative Voting Preferred Stock (the "Cumulative Preferred Stock") and 1,000 shares of Redeemable Voting Preferred Stock (the "Redeemable Preferred Stock") issued and outstanding.

  SERIES A PREFERRED STOCK. As of the date of this Prospectus, Nippon Life Insurance Company ("Nippon Life") owns all of the issued and outstanding shares of Series A Preferred Stock. The shares of Series A Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, in an amount equal to 5% per annum of the price per share paid by Nippon Life ($39.10) upon purchase of the Series A Preferred Stock payable quarterly on a cumulative basis. The liquidation preference of the Series A Preferred Stock is equal to $39.10 plus accumulated and unpaid dividends. Holdings may redeem shares of Series A Preferred Stock in cumulative annual increments of 2,600,000 shares, subject to adjustment for shares theretofore converted, at a price per share equal to $39.10, but only if there is a public market for the Holdings' common stock and the average market price of shares of Holdings' common stock exceeds the conversion price on the date notice of redemption is given.

  Each share of Series A Preferred Stock is convertible, at any time prior to the date of redemption, into 0.3178313, subject to adjustment, of a share of Holdings' common stock, provided that at least 250,000 shares of Series A Preferred Stock (or such lesser number of shares then outstanding) must be converted each time. Holders of Series A Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class (except as otherwise required by law), on all matters to be voted on by stockholders of Holdings. Each share of Series A Preferred Stock is entitled to the number of votes per share equal to the quotient obtained by dividing $39.10 by the conversion price then in effect. In addition, the holders of the Series A Preferred Stock have voting rights in certain other circumstances.

  Nippon Life has the non-transferable right to exchange the Series A Preferred Stock for common shares of American Express Company ("American Express"). In addition, Holdings has the right to redeem the Series A Preferred Stock if the average market price of American Express' common shares exceeds the exchange price on the date notice of redemption is given.

  CUMULATIVE PREFERRED STOCK. As of the date of the Prospectus, American Express owns all of the issued and outstanding shares of Cumulative Preferred Stock. The shares of Cumulative Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, at a rate of 8.44% per annum, payable quarterly on a cumulative basis. The liquidation preference per share of the Cumulative Preferred Stock is $25.00 plus accumulated and unpaid dividends.

  Holdings may not redeem shares of the Cumulative Preferred Stock prior to June 1, 2001. Thereafter, Holdings may redeem shares of Cumulative Preferred Stock at a price per share equal to $25.00 plus accumulated and unpaid dividends.

  Holders of the Cumulative Preferred Stock are entitled to vote, together with the holders of Holdings' common stock, as one class on all matters to be voted on by stockholders of Holdings. Notwithstanding the foregoing, American Express has agreed that so long as it or any of its subsidiaries holds any shares of the Cumulative Preferred Stock, it will vote such shares in the same proportion as the votes cast by the holders of shares of Holdings' common stock on matters to be voted on by stockholders of Holdings generally. Each share of the Cumulative Preferred Stock will be entitled to 0.295 votes per share. In addition, if the equivalent of six quarterly dividends (whether or not consecutive) on the Cumulative Preferred Stock or any Parity Preferred Stock (as defined below) shall be in arrears, then the authorized number of directors of Holdings shall be increased by two and the holders of the Cumulative Preferred Stock will have the right (voting as a class with the holders of any other Parity Preferred Stock of Holdings upon which like voting rights have been conferred and are exercisable) to elect such two directors until such time as all accumulated dividends have been paid. The holders of the Cumulative Preferred Stock have voting rights in certain other circumstances.

  REDEEMABLE PREFERRED STOCK. As of the date of this Prospectus, American Express and Nippon Life together own all of the issued and outstanding shares of Redeemable Preferred Stock.

  The shares of Redeemable Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, on a cumulative basis. For each of eight annual dividend periods following May 31, 1994, the holders of Redeemable Preferred Stock are entitled to receive dividends in an amount equal to, in the aggregate, 50% of the amount, if any, by which the Company's net income for the applicable dividend period exceeds $400 million, up to a maximum of $50 million for any such period (the "Dividend Formula"). The liquidation preference per share of the Redeemable Preferred Stock is $1.00 plus accumulated and unpaid dividends and accrued interest, if any, thereon at a specified rate.

  Subject to funds being legally available therefor, Holdings is required to redeem all of the Redeemable Preferred Stock on the final dividend payment date therefor, or as soon as practicable thereafter when funds become legally available, at a price per share equal to the liquidation preference referred to above. In addition, if a Designated Event (as defined in the Restated Certificate of Incorporation) occurs, the holders of the Redeemable Preferred Stock have the right to require Holdings to redeem, out of funds legally available therefor, all of the Redeemable Preferred Stock for an aggregate redemption price initially equal to $400 million if such Designated Event takes place prior to November 30, 1994, declining $50 million per year in each of the next seven years thereafter.

  Holders of Redeemable Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class, on all matters to be voted on by stockholders of Holdings. Notwithstanding the foregoing, American Express has agreed that so long as it or any of its subsidiaries holds any shares of the Redeemable Preferred Stock, it will vote such shares in the same proportion as the votes cast by the holders of shares of Holdings' common stock on matters to be voted on by stockholders of Holdings generally. Each share of Redeemable Preferred Stock is entitled to 1,059 votes. In addition, if the equivalent of six quarterly dividends (whether or not consecutive) to which the holders of the Redeemable Preferred Stock are entitled in accordance with the Dividend Formula, or to which the holders of any Parity Preferred Stock are entitled pursuant to the terms of such Parity Preferred Stock, are in arrears, then the authorized number of directors of Holdings shall be increased by two and the holders of the Redeemable Preferred Stock will have the right (voting as a class with the holders of any other Parity Preferred Stock of Holdings upon which like voting rights have been conferred and are exercisable) to elect such two directors until such time as all accumulated dividends have been paid. In addition, the holders of Redeemable Preferred Stock have voting rights in certain other circumstances.

                               ----------------

  Subject to the Restated Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, Holdings may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of Holdings.

  The Offered Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in an applicable Prospectus Supplement. Reference is made to such Prospectus Supplement for specific terms, including (1) the designation of such Offered Preferred Stock;
(2) the number of shares of such Offered Preferred Stock, the liquidation preference per share and the initial offering price of such Offered Preferred Stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Offered Preferred Stock; (4) the date from which dividends on such Offered Preferred Stock shall accumulate, if applicable; (5) the procedures for any auction and remarketing, if any, of such Offered Preferred Stock; (6) the provision of a sinking fund, if any, for such Offered Preferred Stock; (7) the provision for redemption, if applicable, of such Offered Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if applicable, upon which such Offered Preferred Stock will be convertible into or exchangeable for Holdings' common stock or other securities, and whether at the option of the holder thereof or the Company; (10) whether such Offered Preferred Stock will rank senior or junior to or on a parity with any other class or series of Offered Preferred Stock; (11) the voting rights, if any, of such Offered Preferred Stock; (12) any conversion or exchange rights of such Offered Preferred Stock; (13) any other specific terms, preferences, rights limitations or restrictions of such Offered Preferred Stock; and (14) a discussion of Federal income tax considerations applicable to such Offered Preferred Stock.

  The Offered Preferred Stock will, when issued, be fully paid and non-assessable.

RANK

  Each series of Offered Preferred Stock will, with respect to dividends or upon liquidation, dissolution or winding up, rank (i) senior to all common stock of Holdings, and to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank junior to such Offered Preferred Stock

(collectively referred to as "Junior Securities"); (ii) on a parity with all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank on a parity with such Preferred Stock (collectively referred to as "Parity Preferred Stock"); and (iii) junior to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank senior to such Offered Preferred Stock (collectively referred to as "Senior Securities").

  Each series of Offered Preferred Stock will rank on a parity with the Series A Preferred Stock, the Cumulative Preferred Stock and the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

DIVIDENDS

  Holders of shares of Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable on such dates and at such rates per share per annum as set forth in an applicable Prospectus Supplement. Such Prospectus Supplement will also state applicable record dates regarding the payment of dividends. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Offered Preferred Stock, dividends for all dividend payment periods of such Offered Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of Offered Preferred Stock next preceding such dividend payment date, on the other hand.

  Except as set forth in the preceding sentence, unless full cumulative dividends on the Offered Preferred Stock have been paid through the most recently completed dividend period for such Offered Preferred Stock, no dividends (other than in Holdings' common stock) may be paid or declared and set aside for payment or other distribution made upon such common stock or on any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends, nor may any Holdings' common stock or shares of any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of Holdings in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of such Offered Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment), provided that any such Junior Securities or Parity Preferred Stock or Holdings' common stock may be converted into or exchanged for shares of stock that are Junior Securities as to dividends.

  Payment of dividends on any series of Offered Preferred Stock may be restricted by loan agreements, indentures or other transactions entered into by Holdings.

CONVERTIBILITY

  No series of Offered Preferred Stock offered hereby will be convertible into, or exchangeable for, other securities or property except as set forth in an applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

  No series of Offered Preferred Stock offered hereby will be redeemable or receive the benefit of a sinking fund except as set forth in an applicable Prospectus Supplement.

LIQUIDATION

  Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of any series of Offered Preferred Stock then outstanding shall be entitled to receive out of the assets of Holdings available for distribution to its stockholders, after any distribution is made to or set aside for holders of Senior Securities and before any distribution is made to holders of Junior Securities, the liquidation preference per share specified in an applicable Prospectus Supplement, if any, in each case together with any accumulated and unpaid dividends. After payment of the full amount of the liquidation preference and such dividends, the holders of shares of Offered Preferred Stock will not be entitled to any further participation in any distribution of assets by Holdings. If, upon any liquidation, dissolution or winding up of the assets of Holdings, the assets of Holdings, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation or merger of Holdings with or into any other corporation, nor a merger of any other corporation with or into Holdings, nor a sale or transfer of all or any part of Holdings' assets shall be considered a liquidation, dissolution or winding up of Holdings.

  The Restated Certificate of Incorporation does not contain any language requiring funds to be set aside to protect the liquidation preference of the Offered Preferred Stock, although such liquidation preference may be substantially in excess of the par value of the Offered Preferred Stock. In addition, Holdings is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of Holdings) that requires a restriction upon the surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed its par value. Consequently, there will be no restriction upon surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed the par value and there will be no remedies available to holders of Offered Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of Holdings, solely by reason of the fact that such dividend would reduce the surplus of Holdings to an amount less than the difference between the liquidation preference of Offered Preferred Stock and its par value.

VOTING

  Except as provided by Delaware law, no series of Offered Preferred Stock will be entitled to vote except as provided in an applicable Prospectus Supplement.

MISCELLANEOUS

  The holders of Offered Preferred Stock will have no preemptive rights. Shares of Offered Preferred Stock redeemed or otherwise reacquired by Holdings shall be retired and, upon the taking of any action required by applicable law, resume the status of authorized and unissued shares of Offered Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The shares of a series of Offered Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in an applicable Prospectus Supplement, the Restated Certificate of Incorporation or the related Certificate of Designation or as otherwise required by law. Neither the par value nor the liquidation preference is indicative of the price at which the Offered Preferred Stock will actually trade on or after the date of issuance.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for each series of Offered Preferred Stock will be described in an applicable Prospectus Supplement.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Debt Securities--Denominations,

Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A),
(B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

  Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

  Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding." As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not an United States person.

                             UNITED STATES TAXATION

  The following summary describes certain material United States federal income tax consequences of the ownership of Debt Securities. Certain additional tax consequences applicable to Debt Securities and any material federal income tax consequences applicable to Offered Preferred Stock will be set forth in an applicable Prospectus Supplement.

  In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to Holdings, under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

    (a) no withholding of United States federal income tax will be required with respect to the payment by Holdings or any Paying Agent of principal or interest (which for purposes of this discussion includes original issue discount) on a Debt Security owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to Holdings through stock ownership and (iii) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder;

    (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

    (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a Registered Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of Holdings with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8, or any successor form) or
(2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

  Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Debt Security provides a paying agent of Holdings with a properly executed (1) IRS Form 1001 (or any successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or any successor form) stating that interest paid on the Debt Security is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.


BACKUP WITHHOLDING

  Under certain circumstances, Holdings or its paying agent will have to report to the United States IRS payments of principal, interest, original issue discount, if any, and any premium. In addition, Holdings or its paying agent may have to withhold 31% of such payments made after December 31, 1992, and deposit such amounts with the IRS ("backup withholding").

  Generally, no information reporting or backup withholding will be required with respect to payments made to Non-United States Holders (1) if those payments are made outside of the United States on Bearer Securities or (2) on Registered Securities with respect to which a statement described in (a)(iii) above has been received.

  If the conditions in the preceding paragraph have been met, backup withholding and information reporting will not apply if the principal of, or interest on, a Debt Security is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Principal of, and interest on, a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner certifies to its non-United States status under penalties of perjury or otherwise establishes an exemption.

  The temporary regulations expressly provide that the Treasury is still considering the issue of whether backup withholding will apply with respect to certain payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Although the temporary regulations indicate that any new provisions that impose backup withholding on such payments will apply only to payments after the date such regulations are issued, such provisions may apply to such future payments made on or with respect to obligations existing at the time such regulations were issued. Accordingly, such future regulations could result in the imposition of backup withholding in respect of future payments of principal of and premium, if any, interest on, or the proceeds of sale of, the Debt Securities notwithstanding that the requirements outlined above are otherwise satisfied.

TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

  The Company may discharge its obligations under the Debt Securities as more fully described under "Description of Debt Securities--Satisfaction and Discharge" above. In that event, the IRS may take the view that such a discharge constitutes the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would recognize any gain or loss realized on such a retirement, although any such gain would not be taxable to Non-United States Holders under the circumstances outlined above. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting.

CERTAIN TAX CONSEQUENCES FOR UNITED STATES HOLDERS

  A Debt Security may be issued for an amount which is less than its stated redemption price at maturity. The difference will be "original issue discount" and will accrue as interest over the life of the Debt Security under a formula based on the compounding of interest. The amount of original issue discount so accrued in respect of a Debt Security will be added to the Holder's tax cost therefor. Notice will be given in the appropriate Prospectus Supplement when a particular Debt Security will have original issue discount.

  If a Holder's tax cost for a Debt Security exceeds the redemption price at maturity thereof, the Holder will be considered to have purchased the Debt Security at a "premium." The Holder (except in the case of a dealer in securities or one who holds debt obligations primarily for sale to customers in the ordinary course of his trade or business) may elect to amortize the premium generally over the remaining term of the Debt Security. The amount amortized in any year will be treated as a reduction of the Holder's interest income from the Debt Security. A Holder's tax cost for the Debt Security will be reduced by the amount amortized each year. If a subsequent Holder purchases a Debt Security at a premium, i.e., at a price in excess of the issue price plus the original issue discount accrued prior to acquisition, the amount includible in income in each taxable year as original issue discount will be reduced by that portion of the premium properly allocable to the year. A Holder will recognize taxable gain (or loss) when all or part of a Debt Security is disposed of for an amount greater (or less) than his original tax cost therefor plus any accrued original issue discount or minus any amortized premium. In general, any such taxable gain or loss will be capital gain or loss, except in the case of a dealer or financial institution. Such gain (or loss) might arise in the event of a Satisfaction and Discharge. See "Tax Consequences of Satisfaction and Discharge" above.

  Under sections 165(j) and 1287(a) of the Code, a beneficial owner subject to United States taxation on income derived from the Debt Securities or coupons will not, with certain exceptions, be entitled to deduct any loss on Bearer Securities or coupons and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities or coupons.

  THE OPINIONS AND DISCUSSION SET FORTH ABOVE ARE INTENDED ONLY AS A SUMMARY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION TO PURCHASE DEBT SECURITIES. SUCH OPINIONS AND DISCUSSION DO NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR NON-U.S. JURISDICTION.

FURTHERMORE, THE OPINIONS OF COUNSEL AND DISCUSSION SET FORTH ABOVE ARE BASED ON THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, AND SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO MAKE THE FOREGOING ANALYSIS INAPPLICABLE. IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSIDERATIONS OF THIS OFFERING.

                              CAPITAL REQUIREMENTS

  As registered broker-dealers, Lehman Brothers and certain of Holdings' other subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by Lehman Brothers. The Exchange or the NASD, as the case may be, monitors the application of the Net Capital Rule by the Regulated Subsidiaries. Lehman Brothers and such Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

  The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

  Compliance with the Net Capital Rule could limit those operations of Lehman Brothers and the Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers and the Regulated Subsidiaries which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock. The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                              PLAN OF DISTRIBUTION

  Holdings may sell the Securities in any one or more of the following ways:
(i) through, or through underwriting syndicates managed by, Lehman Brothers alone or with one or more other underwriters; (ii) through one or more dealers or agents (which may include Lehman Brothers); or (iii) directly to one or more purchasers. The specific managing underwriter or underwriters or agent or agents with respect to the offer and sale of Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters or agents so named in such Prospectus Supplement are underwriters or agents, respectively, in connection with such Securities. The applicable Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting or agency compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which such Securities will be listed. Securities acquired by any underwriter will be acquired for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not resold by it or are not resold at the public offering price set forth in an applicable Prospectus Supplement, the funds derived from such offering by the Company on a consolidated basis may be reduced.

  If so indicated in an applicable Prospectus Supplement, Holdings will authorize the underwriters named therein to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational charitable institutions and such other institutions as may be approved by Holdings. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) Holdings shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters named therein will not have any responsibility in respect of the validity of such arrangements or the performance of Holdings or such institutional investors thereunder.

  Each distributor of Bearer Securities will agree that it will not offer or sell during the restricted period, directly or indirectly, Bearer Securities in the United States or to United States persons (other than as discussed under "Limitations on Issuance of Bearer Securities") and in connection with the sale of Bearer Securities during the restricted period, will not deliver definitive Bearer Securities within the United States. See "Limitations on Issuance of Bearer Securities."

  Each underwriter or agent will represent and agree that (i) it has not offered or sold and will not offer or sell any Debt Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

  This Prospectus together with an applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

  The underwriting and agency arrangements for any offering of the Securities will comply with the requirements of Schedule E of the By-laws of the NASD regarding an NASD member firm's affiliate's participating in distributing its affiliate's securities.

                                 ERISA MATTERS

  Each of Holdings and Lehman Brothers may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

  Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Securities offered hereby will be passed upon for Holdings by Karen M. Muller, Esq., Deputy General Counsel of Holdings and for the underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, Lehman Brothers and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

  The consolidated financial statements and schedules of the Company for the eleven months ended November 30, 1994 and for the years ended December 31, 1993 and December 31, 1992, appearing in the Company's Transition Report on Form 10-K for the eleven months ended November 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDINGS SINCE THE DATE OF THIS PROSPECTUS.

                              ------------------


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
DOCUMENTS INCORPORATED BY
 REFERENCE.................................................................   2
THE COMPANY................................................................   3
USE OF PROCEEDS............................................................   3
RATIO OF EARNINGS TO FIXED CHARGES.........................................   3
RATIO OF EARNINGS TO COMBINED
 FIXED CHARGES AND PREFERRED
 STOCK DIVIDENDS...........................................................   4
DESCRIPTION OF DEBT SECURITIES.............................................   4
DESCRIPTION OF OFFERED PREFERRED STOCK.....................................  15
LIMITATIONS ON ISSUANCE OF BEARER
 SECURITIES................................................................  19
UNITED STATES TAXATION.....................................................  20
CAPITAL REQUIREMENTS.......................................................  23
PLAN OF DISTRIBUTION.......................................................  23
ERISA MATTERS..............................................................  25
LEGAL OPINIONS.............................................................  25
INDEPENDENT ACCOUNTANTS....................................................  25

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                         LEHMAN BROTHERS HOLDINGS INC.

                                DEBT SECURITIES

                                PREFERRED STOCK

                              ------------------
                                  PROSPECTUS

                                        , 1995
                              ------------------



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following are the estimated expenses to be incurred and paid by the Registrant in connection with the offering described in this Registration Statement to the then underwriting discounts and commissions.

     SEC registration fee........................................... $1,034,483
     NASD Listing Fee...............................................     30,500
     New York Stock Exchange Listing Fee............................      7,500*
     Legal fees and expenses........................................     50,000*
     Accounting fees and expenses...................................     50,000*
     Fees and expenses of Transfer Agent............................     25,000*
     Blue Sky qualification fees and expenses.......................     25,000*
     Printing and engraving fees....................................     40,000*
     Miscellaneous..................................................      5,017*
                                                                     ----------
       Total........................................................ $1,267,500
                                                                     ==========

--------
* Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law. In addition, the directors of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Company. The directors, officers and employees of the Registrant are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

  Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of the Registrant and its officers and directors by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

  The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 62085 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 25TH DAY OF OCTOBER, 1995.


                                          Lehman Brothers Holdings Inc.

                                                 /s/ Michael R. Milversted
                                          By___________________________________
                                            Name: Michael R. Milversted
                                            Title:Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 62085 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE

                                        Chief Executive
               *                         Officer and,            October 25,
-------------------------------------    Chairman of the          1995
        RICHARD S. FULD, JR.             Board of Directors
                                         (principal
                                         executive officer)

                                        Chief Operating
               *                         Officer, President      October 25,
-------------------------------------    and Director             1995
        T. CHRISTOPHER PETTIT

                                        Chief Financial
               *                         Officer, (principal     October 25,
-------------------------------------    financial officer)       1995
            ROBERT MATZA

                                        Controller
               *                         (principal              October 25,
-------------------------------------    accounting officer)      1995
           DAVID GOLDFARB

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
          ROGER S. BERLIND

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
           KATSUMI FUNAKI

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
            HENRY KAUFMAN

             SIGNATURES                         TITLE                DATE

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
          JOHN D. MACOMBER

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
            DINA MERRILL

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
         MASATAKA SHIMASAKI

                                              Director
               *                                                 October 25,
-------------------------------------                             1995
           MALCOLM WILSON

    /s/ Michael R. Milversted

*By: ___________________________

      Michael R. Milversted

        Attorney-in-Fact

        October 25, 1995

                                  EXHBIT INDEX

                                                  FILED HEREWITH (--),       PAGE NUMBER
                                                   PREVIOUSLY FILED(*)      IN SEQUENTIAL
XHIBITE                                            OR INCORPORATED BY         NUMBERING
NUMBER               DESCRIPTION                      REFERENCE TO              SYSTEM
-------              -----------                  --------------------      -------------
 1(a)    -- Form of Agency Agreement          Exhibit 1(a) to Registration
                                               Statement No. 33-65674
                                               filed July 7, 1993
 1(b)    -- Form of Underwriting Agreement    Exhibit 1(b) to Registration
           (including Delayed Delivery         Statement No. 33-56615
           Contract) for Debt Securities       filed
                                               November 23, 1994
 1(c)    -- Form of Placement Agency          Exhibit 1(c) to Post-Effec-
           Agreement                           tive Amendment No. 1 to
                                               Registration Statement No.
                                               33-16141 filed November 16,
                                               1987
 1(d)    -- Form of Underwriting Agreement                 *
           for Preferred Stock
 4(a)    -- Holdings Standard Multiple Series Exhibit 4(a) to Post-Effec-
           Indenture Provisions dated July     tive Amendment No. 1 to
           30, 1987 and as amended November    Registration Statement No.
           16, 1987                            33-16141 filed November 16,
                                               1987
 4(b)    -- Indenture dated as of September   Exhibit 4(b) to Post-Effec-
           1, 1987 between Holdings and        tive Amendment No. 1 to
           Citibank, N.A., as Trustee, with    Registration Statement No.
           respect to the Senior Debt          33-16141 filed on November
           Securities                          16, 1987
 4(c)    -- Revised Form of Indenture between Exhibit 4(c) to Post-Effec-
           Holdings and Chemical Bank, as      tive Amendment No. 1 to
           Trustee, with respect to the        Registration Statement No.
           Subordinated Debt Securities        33-16141 filed on November
                                               16, 1987
 4(d)    -- Supplemental Indenture, dated as  Exhibit 4(m) to Registration
           of November 25, 1987, between       Statement No. 33-25797
           Holdings and Citibank, N.A., as     filed on November 25, 1988
           Trustee, with respect to the
           Senior Debt Securities
 4(e)    -- Second Supplemental Indenture,    Exhibit 4(e) to Registration
           dated as of November 27, 1990       Statement No. 33-49062
           between Holdings and Citibank,      filed on June 30, 1992
           N.A., as Trustee, with respect to
           the Senior Debt Securities
 4(f)    -- Third Supplemental Indenture      Exhibit 4(f) to Registration
           dated as of September 13, 1991,     Statement No. 33-46146
           between Holdings and Citibank,      filed on March 10, 1992
           N.A., as Trustee, with respect to
           the Senior Debt Securities
 4(g)    -- Fourth Supplemental Indenture     Exhibit 4(f) to Form 8-A
           dated as of October 4, 1993,        filed
           between Holdings and Citibank,      October 7, 1993
           N.A., as Trustee, with respect to
           Senior Debt Securities
 4(h)    -- Fifth Supplemental Indenture                   *
           dated as of August 1, 1995 between
           Holdings and Citibank, N.A., as
           Trustee, with respect to Senior
           Debt Securities

                                                  FILED HEREWITH (--),       PAGE NUMBER
                                                   PREVIOUSLY FILED(*)      IN SEQUENTIAL
XHIBITE                                            OR INCORPORATED BY         NUMBERING
NUMBER               DESCRIPTION                      REFERENCE TO              SYSTEM
-------              -----------                  --------------------      -------------
 4(i)    -- Form of Fixed Rate Note           Exhibit 4(d) to Registration
                                               Statement No. 33-40990
                                               filed May 31, 1991
 4(j)    -- Form of Variable Rate Note        Exhibit 4(e) to Registration
                                               Statement No. 33-40990
                                               filed May 31, 1991
 4(k)    -- Form of Medium-Term Note (Fixed-  Exhibit 4(f) to Registration
           Rate)                               Statement No. 33-16141
                                               filed July 30, 1987
 4(l)    -- Form of Medium-Term Note          Exhibit 4(g) to Registration
           (Floating Rate)                     Statement No. 33-16141
                                               filed July 30, 1987
 4(m)    -- Form of Bearer Security for       Exhibit 4(h) to Post-Effec-
           Fixed-Rate Note and Form of         tive Amendment No. 1 to
           Related Coupon                      Registration Statement 33-
                                               16141 filed November 16,
                                               1987
 4(n)    -- Form of Bearer Security for       Exhibit 4(i) to Post-Effec-
           Variable Rate Note and Form of      tive Amendment No. 1 to
           Related Coupon                      Registration Statement No.
                                               33-16141 filed November 16,
                                               1987
 4(o)    -- Form of Bearer Security for       Exhibit 4(j) to Post-Effec-
           Medium-Term Note (Fixed Rate) and   tive Amendment No. 1 to
           Form of Related Coupon              Registration Statement No.
                                               33-16141 filed
                                               November 16, 1987
 4(p)    -- Form of Bearer Security for       Exhibit 4(k) to Post-Effec-
           Medium-Term Note (Floating Rate)    tive Amendment No. 1 to
           and Form of Related Coupon          Registration Statement 33-
                                               16141 filed November 16,
                                               1987
 4(q)    -- Form of Serial Zero Coupon Senior Exhibit 4.1 to Holdings'
           Note                                Current Report on Form 8-K
                                               dated April 27, 1988
 4(r)    -- Form of Medium-Term Note, Series  Exhibit 4(o) to Registration
           B (Fixed Rate)                      Statement No. 33-37226
                                               filed on
                                               October 16, 1990
 4(s)    -- Form of Medium-Term Note, Series  Exhibit 4(p) to Registration
           B (Floating Rate)                   Statement No. 33-37226
                                               filed on October 16, 1990
 4(t)    -- Indenture, dated as of May 1,     Exhibit 4.1 to the E.F. Hut-
           1986, between the E.F. Hutton       ton Group Inc.'s Registra-
           Group Inc. ("Group") and United     tion Statement on Form S-3
           States Trust Company of New York    (Reg. No. 33-3663)
           ("U.S. Trust"), as trustee with
           respect to the Guaranteed Notes
 4(u)    -- Supplemental Indenture, dated as  Exhibit 4(r) to Registration of June 15, 1988 between Group and  Statement No. 33-37226
           U.S. Trust, with respect to the     filed on
           Guaranteed Notes                    October 16, 1990

                                                  FILED HEREWITH (--),       PAGE NUMBER
                                                   PREVIOUSLY FILED(*)      IN SEQUENTIAL
XHIBITE                                            OR INCORPORATED BY         NUMBERING
NUMBER               DESCRIPTION                      REFERENCE TO              SYSTEM
-------              -----------                  --------------------      -------------
 4(v)    -- Form of Medium-Term Note, Series  Exhibit 4(t) to Registration
           C (Fixed Rate)                      Statement No. 33-40990
                                               filed May 31, 1991
 4(w)    -- Form of Medium-Term Note, Series  Exhibit 4(u) to Registration
           C (Floating Rate)                   Statement No. 33-40990
                                               filed May 31, 1991
 4(x)    -- Form of Medium-Term Note, Series  Exhibit 4(v) to Registration
           D (Fixed Rate)                      Statement No. 33-49062
                                               filed June 30, 1992
 4(y)    -- Form of Medium-Term Note, Series  Exhibit 4(w) to Registration
           D (Floating Rate)                   Statement No. 33-49062
                                               filed June 30, 1992
 4(z)    -- Form of Medium-Term Note, Series  Exhibit 4(y) to Registration
           E (Fixed Rate)                      Statement No. 33-56615
                                               filed
                                               November 23, 1994
 4(aa)   -- Form of Medium-Term Note, Series  Exhibit 4(z) to Registration
           E (Floating Rate)                   Statement No. 33-56615
                                               filed
                                               November 23, 1994
 4(bb)   -- Form of Medium-Term Note, Series  Exhibit 4(aa) to Registra-
           E (Currency Indexed)                tion Statement No. 33-56615
                                               filed
                                               November 23, 1994
 4(cc)   -- Form of Certificate of                         *
           Designations
 5       -- Opinion and consent of Karen M.                *
           Muller, Esq.
 8       -- Opinion and consent of Simpson                 *
           Thacher & Bartlett regarding
           certain tax matters
12(a)    -- Computation of ratio of earnings  Exhibit 12 to Holdings'
           to fixed charges                    Transition Report on Form
                                               10-K for the eleven months
                                               ended November 30, 1994 and
                                               to Holdings' Quarterly Re-
                                               port on Form 10-Q for the
                                               six month period ended May
                                               31, 1995
12(b)    -- Computation of ratio of earnings               --
           to combined fixed charges and
           preferred dividends
23(a)    -- Consent of Karen M. Muller, Esq.               *
           (included in Exhibit 5)
23(b)    -- Consent of Ernst & Young LLP,                  --
           Independent Auditors
23(c)    -- Consent of Simpson Thacher &                   *
           Bartlett (included in Exhibit 8)
24       -- Power of Attorney                              *
25(a)    -- Form T-1 Statement of Eligibility              *
           and Qualification under Trust
           Indenture Act of 1939 of Citibank,
           N.A.
25(b)    -- Form T-1 Statement of Eligibility              --
           and Qualification under Trust
           Indenture Act of 1939 of Chemical
           Bank